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                                                                    EXHIBIT 5.1
                                  May 26, 1999



The Pantry, Inc.
P.O. Box 1410
1801 Douglas Drive
Sanford, North Carolina  27331-1410


Ladies and Gentlemen:

          We have acted as counsel to The Pantry, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the sale in an underwritten public offering of authorized but unissued shares of the Company's Common Stock, $.01 par value (the "Common Stock"). This opinion is delivered to you in connection with the Registration Statement on Form S-1, Registration No. 333-74221, as amended to date (the "Registration Statement"), for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

          In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

          Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, subject to the issuance of an appropriate order by the Commission declaring the Registration Statement, as amended, effective, and the compliance with applicable state securities and "blue sky" laws, the Common Stock have been duly authorized and will,
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The Pantry, Inc.
May 3, 1999
Page 2

upon sale and delivery thereof and receipt by the Company of full payment therefor as set forth in the Registration Statement, be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Riordan & McKinzie